Exhibit 99.1

Wednesday, January 25, 2023

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: Richard J. Cantele, Jr., President and Chief Executive Officer

860-435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANCORP, INC. REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2022

•	Fourth Quarter and Full Year 2022 Net Income of $0.71 and $2.75 per Basic Common Share, Respectively
•	Robust Loan Growth of $174.1 million, or 16.5% for Full Year 2022, Excluding PPP Loans
•	Non-performing Assets were 0.17% of Total Assets at December 31, 2022
•	Common Equity Tier 1 and Total Capital Ratios of 12.2% and 13.4%, Respectively

Lakeville, Connecticut, January 25, 2023 /GlobeNewswire…..Salisbury Bancorp, Inc. (“Salisbury”), (NASDAQ Capital Market: “SAL”), the holding company for Salisbury Bank and Trust Company (the “Bank”), announced results for its fourth quarter and full year ended December 31, 2022.

Net income available to common shareholders was $4.1 million, or $0.71 per basic common share, for the fourth quarter ended December 31, 2022 (fourth quarter 2022), compared with $4.3 million, or $0.75 per basic common share, for the third quarter ended September 30, 2022 (third quarter 2022), and $4.1 million, or $0.72 per basic common share, for the fourth quarter ended December 31, 2021 (fourth quarter 2021). Net income for fourth quarter 2022 included costs of approximately $0.5 million, or $0.07 per basic share, related to Salisbury’s previously announced merger agreement with NBT Bancorp (“NBT merger”).

Salisbury’s President and Chief Executive Officer, Richard J. Cantele, Jr., stated, “Thanks to the dedication and hard work of our employees, we reported strong earnings and robust loan growth in 2022 and our credit quality metrics remain favorable despite a challenging macro-economic environment. We enter 2023 from a position of strength and Salisbury employees remain focused on prudently managing the bank’s capital and providing outstanding service to our customers.”

Net Interest and Dividend Income

Tax equivalent net interest income of $12.2 million for the fourth quarter 2022 increased $167 thousand, or 1.4%, versus third quarter 2022, and increased $1.5 million, or 13.8%, versus fourth quarter 2021. Tax equivalent interest income of $14.4 million for fourth quarter 2022 increased $1.1 million, or 8.6%, versus third quarter 2022 and increased $2.8 million, or 24.4%, from fourth quarter 2021. The cost of interest-bearing liabilities of $2.1 million for fourth quarter 2022 increased $1.0 million, or 83.5%, from third quarter 2022 and increased $1.3 million, or 164.0%, from fourth quarter 2021.

Average earning assets of $1.47 billion for fourth quarter 2022 increased $12.2 million, or 0.8%, from third quarter 2022, and increased $50.4 million, or 3.5%, versus fourth quarter 2021. Average earning assets for fourth quarter 2022 included average PPP loan balances of $0.4 million, net of deferred fees, compared with $1.3 million and $32.0 million in third quarter 2022 and fourth quarter 2021, respectively. Average total interest bearing liabilities of $982 million for fourth quarter 2022 increased $10.5 million, or 1.1%, from third quarter 2022 and increased $29.8 million, or 3.1%, versus fourth quarter 2021.

The tax equivalent net interest margin for fourth quarter 2022 was 3.28% compared with 3.27% for third quarter 2022 and 2.99% for fourth quarter 2021. Excluding PPP loans, the tax equivalent net interest margin for fourth quarter 2022 was 3.28% compared with 3.25% for third quarter 2022 and 2.87% for fourth quarter 2021. See SUPPLEMENTAL INFORMATION – Net Interest and Dividend Income on page 9 of this release for additional details.

Non-Interest Income

Non-interest income of $2.6 million for fourth quarter 2022 decreased $75 thousand versus third quarter 2022 and decreased $229 thousand versus fourth quarter 2021.

Trust and Wealth Advisory fees of $1.1 million for fourth quarter 2022 decreased $103 thousand from third quarter 2022 and decreased $161 thousand from fourth quarter 2021. Assets under administration were $1.3 billion at December 30, 2022 compared with $1.1 billion at December 31, 2021 and $1.2 billion at September 30, 2022. Discretionary assets under administration of $561.0 million at December 31, 2022 compared with $657.8 million at December 31, 2021 and $522.1 million at September 30, 2022. The variance from the comparative quarters primarily reflected changes in market valuations. Non-discretionary assets under administration of $728.9 million at December 31, 2022 increased from $425.4 million at December 31, 2021 and increased from $710.2 million at September 30, 2022. The increase in non-discretionary assets from the comparative quarters primarily reflected a higher valuation of certain partnership assets for an existing client relationship. The trust and wealth business records only a nominal annual fee on this relationship.

Service charges and fees of $1.2 million for fourth quarter 2022 were essentially unchanged from third quarter 2022 and decreased $67 thousand from fourth quarter 2021. Deposit fees for fourth quarter 2022 were essentially unchanged from the comparative quarters. Net fees from mortgage banking activities were below the comparative quarters. Salisbury did not sell any residential loans to FHLBB during fourth quarter and third quarter 2022 compared with sales of $4.2 million in fourth quarter 2021.

Non-Interest Expense

Non-interest expense of $8.9 million for fourth quarter 2022 increased $435 thousand from third quarter 2022 and increased $476 thousand versus fourth quarter 2021. Non-interest expense for fourth quarter 2022 included costs of approximately $500 thousand primarily for legal and investment banking expenses associated with the pending NBT merger. Compensation expense of $5.3 million for fourth quarter 2022 increased $306 thousand from third quarter 2022 and increased $546 thousand versus fourth quarter 2021. The increase in compensation expense from the comparative periods primarily reflected higher base salary expense and higher incentive accruals as well as higher deferred compensation expense.

Excluding compensation expense, other non-interest expenses for fourth quarter 2022 increased $129 thousand from third quarter 2022 and decreased $70 thousand from fourth quarter 2021. The increase from the prior quarter primarily reflected higher professional fees associated with the NBT merger, which were partially offset by lower facilities, marketing and deposit-related costs. The decrease from fourth quarter 2021 primarily reflected lower marketing costs, appraisal fees and deposit-related costs, which were partially offset by higher professional fees associated with the pending NBT merger.

The effective income tax rates for fourth quarter 2022, third quarter 2022 and fourth quarter 2021 were 20.1%, 18.7% and 19.1%, respectively.

Full Year Results

2022 net income available to common shareholders was $15.6 million, or $2.75 per basic common share, compared with $16.2 million, or $2.88 per basic common share for 2021. Results for 2022 included a provision of $2.7 million compared with a net release of credit reserves of $0.7 million for 2021.

Tax equivalent net interest income of $45.8 million for 2022 increased $4.5 million, or 10.8%, from $41.3 million in 2021. Tax equivalent interest income of $50.8 million for 2022 increased $6.0 million, or 13.4%, from $44.8 million in 2021. In 2022 Salisbury recorded PPP interest income and net fee income of $72 thousand and $751 thousand, respectively, compared with $651 thousand and $2.9 million, respectively, in 2021. This decrease in net PPP fee income was offset by higher interest income on residential and commercial loans due to higher interest rates and record loan growth in 2022.

The cost of interest-bearing liabilities of $5.0 million for 2022 increased $1.5 million, or 44.2%, from $3.4 million in 2021. The increase primarily reflected higher interest expense on deposits, partially offset by lower interest expense on subordinated debt.

Average earning assets of $1.43 billion increased $69.4 million, or 5.1%, from $1.37 billion in 2021 and average total interest-bearing liabilities of $964.0 million increased $31.5 million, or 3.4%, from $932.5 million in 2021. The tax equivalent net interest margin for 2022 was 3.16% compared with 3.01% for 2021. Excluding PPP, the tax equivalent net interest margin for 2022 was 3.12% compared with 2.87% for 2021.

Non-interest income of $11.7 million for 2022 increased $0.2 million from $11.5 million in 2021. The increase primarily reflected higher deposit and lending-related fees, higher BOLI income, partially offset by lower gains on the sale and servicing of mortgage loans. Salisbury sold $7.2 million of mortgage loans in 2022 compared with sales of $34.6 million in 2021.

Non-interest expense of $34.6 million for 2022 increased $2.5 million versus $32.1 million in 2021. The increase primarily reflected higher compensation, technology, and professional fees, which were partially offset by lower marketing costs and lower core deposit intangible amortization expense. Non-interest expenses for 2022 also included costs of approximately $0.5 million related to the NBT merger.

The effective tax rate for 2022 was 18.2% compared with 20.6% for 2021. The higher tax rate in 2021 reflected a lower mix of tax-exempt income from municipal bonds, tax advantaged loans and bank-owned life insurance on a comparatively higher level of pre-tax income.

Loans

Gross loans receivable of $1.2 billion increased $37.7 million, or 3.2%, from third quarter 2022, and increased $148.8 million, or 13.8%, from fourth quarter 2021. Excluding PPP loans, gross loans receivable increased $37.9 million, or 3.2%, from third quarter 2022 and $174.1 million, or 16.5%, from fourth quarter 2021. Residential 5+ multifamily gross loans receivable at December 31, 2022 and September 30, 2022 included a loan for approximately $16.0 million. At December 31, 2021 this loan, which had a gross balance of approximately $12.0 million, was reported in the commercial real estate category while the project was under construction. The ratio of gross loans to deposits for fourth quarter 2022 was 90.4% compared with 89.9% for third quarter 2022 and 80.8% for fourth quarter 2021. Balances by loan type for the comparative periods were as follows:

Loan Type	Q4 2022	Q3 2022	Q4 2021
Residential Real Estate (1-4 Family)	$476,719	$461,379	$416,139
Residential 5+ Multifamily	80,400	70,459	52,325
Commercial Real Estate	421,147	413,019	369,761
Commercial & Industrial ex PPP Loans	190,191	186,527	169,543
PPP Loans	299	469	25,589
Commercial & Industrial – Total	190,490	186,996	195,132
Farm Land	4,081	4,225	2,807
Vacant Land	14,440	14,796	14,182
Municipal	19,693	18,607	16,534
Consumer	20,546	20,344	12,547
Deferred Costs/(Fees)	1,001	1,002	285
Gross Loans Receivable	$1,228,517	$1,190,827	$1,079,712
Gross Loans Receivable ex PPP	$1,228,218	$1,190,358	$1,054,123

Asset Quality

Non-performing assets of $2.7 million, or 0.17% of total assets at December 31, 2022, decreased $1.5 million from $4.2 million, or 0.27% of total assets at December 31, 2021, and increased $0.8 million from $1.9 million, or 0.12% of total assets, at September 30, 2022.

The amount of total impaired and potential problem loans increased $0.2 million during the quarter to $11.4 million or 0.93% of gross loans receivable at December 31, 2022 compared to $32.8 million, or 3.04% of gross loans receivable at December 31, 2021 and $11.2 million, or 0.94% of gross loans receivable at September 30, 2022. The decrease in the balance from fourth quarter 2021 primarily reflected management’s upgrade of the internal risk rating on certain hospitality related loans, which were previously downgraded due to concerns over COVID-19. These businesses have demonstrated a return to pre-pandemic levels of activity and liquidity, warranting the improvement in risk rating.

Accruing loans receivable 30-to-89 days past due of $1.3 million, or 0.11% of gross loans receivable, were essentially unchanged from December 31, 2021, and increased $0.9 million from $0.4 million, or 0.03% of gross loans receivable at September 30, 2022.

The allowance for loan losses for fourth quarter 2022 was $14.8 million compared with $14.3 million for third quarter 2022 and $13.0 million for fourth quarter 2021.The provision expense was $0.5 million for fourth quarter 2022 compared with a provision expense of $0.7 million for third quarter 2022 and a net reserve release of $0.2 million for fourth quarter 2021. The provision expense for fourth quarter 2022 reflected the strong loan growth in the quarter. Net loan charge-offs were $13 thousand for the fourth quarter 2022 compared with $64 thousand for third quarter 2022 and $3 thousand for the fourth quarter 2021.

Reserve coverage, as measured by the ratio of the allowance for loan losses to gross loans, excluding PPP loans, was 1.21% for the fourth quarter 2022 versus 1.20% for the third quarter 2022 and 1.23% for the fourth quarter 2021. Similarly, reserve coverage, as measured by the ratio of the allowance for loan losses to non-performing loans was 558% for the fourth quarter 2022 versus 771% for third quarter 2022 and 309% for fourth quarter 2021.

Salisbury endeavors to work constructively to resolve its non-performing loan issues with customers. Substantially all non-performing loans are collateralized with real estate and the repayment of such loans is largely dependent on the return of such loans to performing status or the liquidation of the underlying real estate collateral.

Deposits and Borrowings

Deposits of $1.4 billion at December 31, 2022 increased $22.2 million, or 1.7%, from December 31, 2021 and increased $33.2 million, or 2.5%, from September 30, 2022. At December 31, 2022, Salisbury had outstanding brokered deposits balances of $45.0 million compared with balances of $7.9 million at December 31, 2021. Salisbury did not have any outstanding brokered deposit balances at September 30, 2022. Brokered deposits are included in the certificates of deposit balances on Salisbury’s consolidated balance sheet. Management utilized brokered deposits in fourth quarter 2022 to fund continued loan growth and to offset seasonal deposit outflows. Average total deposits were $1.3 billion for fourth quarter 2022, third quarter 2022 and fourth quarter 2021. Average total deposits for fourth quarter 2022 included average brokered deposits of $25.8 million compared with $17.6 million for third quarter 2022 and $7.9 million for fourth quarter 2021.

Salisbury had $10.0 million of outstanding advances from FHLBB at December 31, 2022 compared with $7.7 million at December 31, 2021 and $20.0 million at September 30, 2021, respectively. Salisbury’s excess borrowing capacity at FHLBB was approximately $241 million at December 31, 2022.

Capital

Shareholders’ equity increased $5.2 million in fourth quarter to $128.4 million at December 31, 2022 as net income of $4.1 million, unrealized gains, net of taxes, in the available-for-sale securities (“AFS”) portfolio of $1.6 million and other activity of $0.4 million, were partially offset by common stock dividends paid of $0.9 million. The unrealized losses, net of taxes, in the AFS portfolio were $20.7 million at December 31, 2022. These losses, which reflected the sharp increase in market interest rates during 2022, reduced both book value and tangible book value at December 31, 2022 compared with year end 2021. Book value per common share of $22.13 at December 31, 2022 increased $0.84 from third quarter 2022 and decreased $1.74 from fourth quarter 2021. Tangible book value per common share of $19.71 at December 31, 2022 increased $0.85 from third quarter 2022 and decreased $1.67 from fourth quarter 2021.

The Bank’s regulatory capital ratios remain in compliance with regulatory “well capitalized” requirements. At December 31, 2022, the Bank’s Tier 1 leverage, total risk-based capital, and common equity tier 1 capital ratios were 9.99%, 13.43%, and 12.24%, respectively, compared with regulatory “well capitalized” minimums of 5.00%, 10.00%, and 6.5%, respectively. The unrealized losses in the AFS portfolio noted above do not affect the Bank’s regulatory capital ratios.

During fourth quarter 2022, Salisbury did not repurchase any of its outstanding common stock pursuant to its stock repurchase program established in March 2021.

Dividend on Common Shares

On January 25, 2023, the Board of Directors of Salisbury approved a quarterly cash dividend of $0.16 per common share that will be paid on February 24, 2023 to shareholders of record as of February 10, 2023.

Other Matters

In July 2022, Salisbury management discovered that the Bank’s trust department terminated a trust account in May 2020 and distributed approximately $1.0 million that should have been retained in continuance of the trust account. In December 2022, Salisbury filed a complaint against the beneficiaries to recover the distributed proceeds and to reinstate the trust account. At this time, management believes that Salisbury’s exposure is not yet known or knowable and could potentially range from zero to approximately $0.8 million depending upon the facts and circumstances.

Background

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut; Great Barrington, South Egremont and Sheffield, Massachusetts; and Dover Plains, Fishkill, Millerton, Newburgh, New Paltz, Poughkeepsie, and Red Oaks Mill, New York. The Bank offers a broad spectrum of consumer and business banking products and services, as well as trust and wealth advisory services. For more information, please visit www.salisburybank.com.

Forward-Looking Statements

This news release may contain statements relating to Salisbury’s and the Bank’s future results that are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions and estimates made by management using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in laws and regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios, technological changes and cybersecurity matters, and other factors that may be described in Salisbury’s quarterly reports on Form 10-Q and its annual report on Form 10-K, which are available at the Securities and Exchange Commission’s website (www.sec.gov) and to which reference is hereby made. Forward-looking statements made by Salisbury in this news release speak only as of the date they are made. Events or other facts that could cause Salisbury’s actual results to differ may arise from time to time and Salisbury cannot predict all such events and factors. Salisbury undertakes no obligation to publicly update any forward-looking statement unless as may be required by law.

Investor presentation slides, which include a review of financial results and trends through the period ended December 31, 2022, are available in the Shareholder Relations section of Salisbury’s website at salisburybank.com under About Us/Shareholder Relations/News & Market Information/Presentations.

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	December 31, 2022	December 31, 2021
ASSETS
Cash and due from banks	$5,864	$6,404
Interest bearing demand deposits with other banks	44,675	168,931
Total cash and cash equivalents	50,539	175,335
Interest bearing Time Deposits with Financial Institutions	—	750
Securities
Available-for-sale at fair value	187,410	202,396
Mutual funds at fair value	1,933	901
Federal Home Loan Bank of Boston stock at cost	1,285	1,397
Loans held-for-sale	—	2,684
Loans receivable, net (allowance for loan losses: $14,846 and $12,962)	1,213,671	1,066,750
Bank premises and equipment, net	22,148	22,625
Goodwill	13,815	13,815
Intangible assets (net of accumulated amortization: $5,653 and $5,462)	227	418
Accrued interest receivable	6,797	6,260
Cash surrender value of life insurance policies	30,379	27,738
Deferred taxes	8,492	2,588
Other assets	4,886	5,527
Total Assets	$1,541,582	$1,529,184
LIABILITIES and SHAREHOLDERS' EQUITY
Deposits
Demand (non-interest bearing)	$395,994	$416,073
Demand (interest bearing)	231,486	233,600
Money market	343,965	330,436
Savings and other	233,578	237,075
Certificates of deposit	153,370	119,009
Total deposits	1,358,393	1,336,193
Repurchase agreements	7,228	11,430
Federal Home Loan Bank of Boston advances	10,000	7,656
Subordinated debt	24,531	24,474
Note payable	128	170
Finance lease obligations	4,262	4,107
Accrued interest and other liabilities	8,685	8,554
Total Liabilities	1,413,227	1,392,584
Shareholders' Equity
Common stock - $0.10 per share par value
Authorized: 10,000,000;
Issued: 5,798,816 and 5,723,394
Outstanding: 5,798,816 and 5,723,394	580	286
Unearned compensation – restricted stock awards	(1,144)	(925)
Paid-in capital	47,466	46,374
Retained earnings	102,178	89,995
Accumulated other comprehensive (loss) income, net	(20,725)	870
Total Shareholders' Equity	128,355	136,600
Total Liabilities and Shareholders' Equity	$1,541,582	$1,529,184

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three months ended		Twelve months ended
Periods ended December 31, (in thousands, except per share amounts)	2022	2021	2022	2021
Interest and dividend income
Interest and fees on loans	$12,595	$10,438	$44,874	$41,080
Interest on debt securities
Taxable	992	651	3,479	2,048
Tax exempt	212	191	787	697
Other interest and dividends	354	73	871	247
Total interest and dividend income	14,153	11,353	50,011	44,072
Interest expense
Deposits	1,786	509	3,724	2,160
Repurchase agreements	20	3	30	16
Finance lease	40	34	163	136
Note payable	2	3	9	11
Subordinated debt	233	233	932	1,000
Federal Home Loan Bank of Boston advances	57	28	114	125
Total interest expense	2,138	810	4,972	3,448
Net interest and dividend income	12,015	10,543	45,039	40,624
Provision expense (release) for loan losses	525	(202)	2,683	(720)
Net interest and dividend income after provision (release) for loan losses	11,490	10,745	42,356	41,344
Non-interest income
Trust and wealth advisory	1,125	1,286	4,887	4,970
Service charges and fees	1,219	1,286	5,299	4,822
Mortgage banking activities, net	59	88	556	1,000
Losses on CRA mutual fund	(1)	(9)	(120)	(26)
Gains (losses) on securities, net	—	—	165	(2)
Bank-owned life insurance (“BOLI”) income	191	170	806	556
Gain on sale of assets	—	—	—	73
Other	25	26	109	107
Total non-interest income	2,618	2,847	11,702	11,500
Non-interest expense
Salaries	3,995	3,753	14,932	13,417
Employee benefits	1,337	1,033	5,125	5,023
Premises and equipment	1,081	1,080	4,281	4,114
Write-down of assets	—	—	3	144
Information processing and services	697	617	2,795	2,441
Professional fees	921	688	3,218	2,779
Collections, OREO, and loan related	76	138	376	455
FDIC insurance	135	171	526	541
Marketing and community support	161	328	822	881
Amortization of intangibles	42	57	191	256
Other	502	606	2,376	2,053
Total non-interest expense	8,947	8,471	34,645	32,104
Income before income taxes	5,161	5,121	19,413	20,740
Income tax provision	1,037	980	3,539	4,267
Net income	$4,124	$4,141	$15,874	$16,473
Net income available to common shareholders	$4,055	$4,076	$15,598	$16,225
Basic earnings per common share	$0.71	$0.72	$2.75	$2.88
Diluted earnings per common share	$0.71	$0.72	$2.74	$2.86
Common dividends per share	$0.16	$0.16	$0.64	$0.61

Salisbury Bancorp, Inc. and Subsidiary

SELECTED CONSOLIDATED FINANCIAL DATA (unaudited)

At or for the quarters ended
(in thousands, except per share amounts and ratios)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Total assets	$1,541,582	$1,512,138	$1,496,521	$1,465,082	$1,529,184
Loans receivable, net	1,213,671	1,176,493	1,135,758	1,066,216	1,066,750
Total securities	190,628	192,530	205,727	217,591	204,694
Deposits	1,358,393	1,325,204	1,316,539	1,290,474	1,336,193
FHLBB advances	10,000	20,000	—	419	7,656
Shareholders’ equity	128,355	123,160	127,303	130,066	136,600
Wealth assets under administration	1,289,918	1,232,272	1,261,244	1,049,240	1,083,152
Discretionary wealth assets under administration	561,050	522,109	546,506	625,346	657,789
Non-discretionary wealth assets under administration	728,868	710,163	714,738	423,894	425,363
Non-performing loans	2,663	1,860	4,229	2,765	4,199
Non-performing assets	2,663	1,860	4,229	2,765	4,199
Accruing loans past due 30-89 days	1,309	390	1,001	2,349	1,342
Net interest and dividend income	12,015	11,844	10,872	10,306	10,543
Net interest and dividend income, tax equivalent (1)	12,221	12,054	11,061	10,484	10,735
Provision expense (release) for loan losses	525	695	1,100	363	(202)
Non-interest income	2,618	2,693	3,297	3,094	2,847
Non-interest expense	8,947	8,512	8,532	8,653	8,471
Income before income taxes	5,161	5,330	4,537	4,384	5,121
Income tax provision	1,037	994	692	816	980
Net income	4,124	4,336	3,845	3,568	4,141
Net income allocated to common shareholders	4,055	4,264	3,772	3,508	4,076

Per share data
Basic earnings per common share	$0.71	$0.75	$0.67	$0.62	$0.72
Diluted earnings per common share	0.71	0.75	0.66	0.62	0.72
Dividends per common share	0.16	0.16	0.16	0.16	0.16
Book value per common share	22.13	21.29	22.01	22.56	23.87
Tangible book value per common share - Non-GAAP (2)	19.71	18.86	19.57	20.10	21.38
Common shares outstanding at end of period (in thousands)	5,799	5,784	5,784	5,765	5,723
Weighted average common shares outstanding, to calculate basic earnings per share (in thousands)	5,688	5,687	5,666	5,636	5,635
Weighted average common shares outstanding, to calculate diluted earnings per share (in thousands)	5,710	5,713	5,699	5,694	5,670

Profitability ratios
Net interest margin (tax equivalent) (1)	3.28%	3.27%	3.15%	2.95%	2.99%
Efficiency ratio (2)	56.66	57.38	59.49	63.38	61.91
Effective income tax rate	20.10	18.65	15.25	18.60	19.13
Return on average assets	1.07	1.13	1.06	0.97	1.10
Return on average common shareholders’ equity	13.05	13.23	11.98	10.65	12.14

Credit quality ratios
Non-performing loans to loans receivable, gross	0.22%	0.16%	0.37%	0.26%	0.39%
Accruing loans past due 30-89 days to loans receivable, gross	0.11	0.03	0.09	0.22	0.12
Allowance for loan losses to loans receivable, gross	1.21	1.20	1.19	1.20	1.20
Allowance for loan losses to non-performing loans	557.5	770.6	324.0	467.3	308.7
Non-performing assets to total assets	0.17	0.12	0.28	0.19	0.27

Capital ratios
Common shareholders' equity to assets	8.33%	8.14%	8.51%	8.88%	8.93%
Tangible common shareholders' equity to tangible assets - Non-GAAP (2)	7.48	7.28	7.63	7.99	8.08
Tier 1 leverage capital (3)	9.99	9.83	10.04	9.66	9.42
Total risk-based capital (3)	13.43	13.24	13.28	13.98	14.08
Common equity tier 1 capital (3)	12.24	12.07	12.13	12.80	12.87

(1) Adjusted to reflect the U.S. federal statutory benefit on income derived from tax-exempt securities and loans.

(2) Refer to schedule labeled “Supplemental Information – Non-GAAP Financial Measures”.
(3) Represents the capital ratios of the Bank.

Salisbury Bancorp, Inc. and Subsidiary

SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

At or for the quarters ended
(in thousands, except per share amounts and ratios)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Common Shareholders' Equity	$128,355	$123,160	$127,303	$130,066	$136,600
Less: Goodwill	(13,815)	(13,815)	(13,815)	(13,815)	(13,815)
Less: Intangible assets	(227)	(269)	(314)	(364)	(418)
Tangible Common Shareholders' Equity	$114,313	$109,076	$113,174	$115,887	$122,367
Total Assets	$1,541,582	$1,512,138	$1,496,521	$1,465,082	$1,529,184
Less: Goodwill	(13,815)	(13,815)	(13,815)	(13,815)	(13,815)
Less: Intangible assets	(227)	(269)	(314)	(364)	(418)
Tangible Total Assets	$1,527,540	$1,498,054	$1,482,392	$1,450,903	$1,514,951
Common Shares outstanding (in thousands)	5,799	5,784	5,784	5,765	5,723

Book value per Common Share – GAAP	$22.13	$21.29	$22.01	$22.56	$23.87
Tangible book value per Common Share - Non-GAAP	19.71	18.86	19.57	20.10	21.38
Tangible common shareholders’ equity to tangible total assets - Non-GAAP	7.48%	7.28%	7.63%	7.99%	8.08%
Consolidated:
Non-interest expense	$8,947	$8,512	$8,532	$8,653	$8,471
Amortization of core deposit intangibles	(42)	(46)	(50)	(54)	(57)
OREO recovery	—	15	—	—	—
Merger-related costs	(497)	—	—	—	—
Fraud-related recovery (losses)	—	—	50	(251)	—
Adjusted non-interest expense	$8,408	$8,481	$8,532	$8,348	$8,414
Net interest and dividend income, tax equivalent	$12,221	$12,054	$11,061	$10,484	$10,735
Non-interest income	2,618	2,693	3,297	3,094	2,847
Losses (gains) on securities	1	47	75	(168)	9
Gains on sale of fixed assets	—	—	—	—	—
BOLI proceeds receivable	—	—	(89)	—	—
Gains on sale of loans	—	(15)	—	(239)	—
Adjusted revenue	$14,840	$14,779	$14,344	$13,171	$13,591
Efficiency Ratio – Non-GAAP [1]	56.66%	57.38%	59.49%	63.38%	61.91%

1 Excluding revenue and expenses associated with trust & wealth advisory, the efficiency ratios would be: Q4 2022: 54.64%; Q3 2022: 55.28%; Q2 2022: 57.21%; Q1 2022: 61.83%; Q4 2021: 60.62%.

Salisbury Bancorp, Inc. and Subsidiary

SUPPLEMENTAL INFORMATION – Net Interest and Dividend Income (unaudited)

At or for the quarters ended	Average Balance			Income / Expense			Average Yield / Rate
(dollars in thousands)	Q4 2022	Q3 2022	Q4 2021	Q4 2022	Q3 2022	Q4 2021	Q4 2022	Q3 2022	Q4 2021
Loans (a)(d)	$1,209,184	$1,168,037	$1,078,097	$12,726	$11,675	$10,560	4.16%	3.95%	3.89%
Securities (c)(d)	217,963	221,620	186,284	1,279	1,192	911	2.35	2.15	1.96
FHLBB stock	1,416	1,191	1,641	15	8	11	4.29	2.92	2.68
Short term funds (b)	43,328	68,818	155,502	339	344	62	3.10	1.98	0.16
Total interest-earning assets	1,471,891	1,459,666	1,421,524	14,359	13,219	11,544	3.86	3.58	3.22
Other assets	52,855	60,283	76,059
Total assets	$1,524,746	$1,519,949	$1,497,583
Interest-bearing demand deposits	$232,228	$233,547	$225,607	115	106	104	0.20	0.18	0.18
Money market accounts	331,451	320,552	329,005	915	356	139	1.10	0.44	0.17
Savings and other	246,650	246,101	233,463	291	179	66	0.47	0.29	0.11
Certificates of deposit	128,787	131,918	121,192	465	242	200	1.43	0.73	0.65
Total interest-bearing deposits	939,116	932,118	909,267	1,786	883	509	0.75	0.38	0.21
Repurchase agreements	6,615	9,684	7,923	20	4	3	1.18	0.18	0.16
Finance lease	5,475	5,318	2,696	40	41	34	2.94	3.05	5.10
Note payable	132	142	173	2	2	3	6.16	6.15	6.49
Subordinated debt (f)	24,523	24,508	24,467	233	233	233	3.80	3.80	3.82
FHLBB advances	6,576	217	8,071	57	2	28	3.37	3.15	1.38
Total interest-bearing liabilities	982,437	971,987	952,597	2,138	1,165	810	0.86	0.48	0.34
Demand deposits	408,672	410,861	401,294
Other liabilities	8,233	7,065	8,410
Shareholders’ equity	125,404	130,036	135,282
Total liabilities & shareholders’ equity	$1,524,746	$1,519,949	$1,497,583
Net interest income				$12,221	$12,054	$10,735
Spread on interest-bearing funds							3.00	3.11	2.88
Net interest margin (e)							3.28	3.27	2.99

(a)	Includes non-accrual loans.
(b)	Includes interest-bearing deposits in other banks and federal funds sold.
(c)	Average balances of securities are based on amortized cost.
(d)	Includes tax exempt income benefit of $0.2 million, $0.2 million and $0.2 million, respectively, for Q4 2022, Q3 2022 and Q4 2021 on tax-exempt securities and loans whose income and yields are calculated on a tax-equivalent basis. The income benefit reflected the U.S. federal statutory tax rate of 21.0% for 2022 and 2021.
(e)	Net interest income divided by average interest-earning assets.
(f)	Net of issuance costs.

Salisbury Bancorp, Inc. and Subsidiary

SUPPLEMENTAL INFORMATION – Net Interest and Dividend Income (unaudited)

Twelve months ended December 31,	Average Balance		Income / Expense		Average Yield / Rate
(dollars in thousands)	2022	2021	2022	2021	2022	2021
Loans (a)(d)	$1,142,663	$1,059,663	$45,373	$41,549	3.93%	3.89%
Securities (c)(d)	218,331	144,833	4,549	2,991	2.08	2.06
FHLBB stock	1,315	1,790	41	37	3.12	2.09
Short term funds (b)	72,309	158,907	830	210	1.15	0.13
Total earning assets	1,434,618	1,365,193	50,793	44,787	3.51	3.26
Other assets	62,365	72,590
Total assets	$1,496,983	$1,437,783
Interest-bearing demand deposits	$231,970	$224,763	429	435	0.18	0.19
Money market accounts	318,302	315,469	1,554	547	0.49	0.17
Savings and other	240,695	215,300	630	239	0.26	0.11
Certificates of deposit	132,192	130,879	1,111	939	0.84	0.72
Total interest-bearing deposits	923,159	886,411	3,724	2,160	0.40	0.24
Repurchase agreements	8,417	10,679	30	16	0.36	0.15
Finance lease	5,294	2,739	163	136	3.07	4.96
Note payable	147	187	9	11	6.14	6.13
Subordinated Debt (f)	24,502	22,511	932	1,000	3.80	4.44
FHLBB advances	2,446	9,938	114	125	4.59	1.24
Total interest-bearing liabilities	963,965	932,465	4,972	3,448	0.52	0.37
Demand deposits	395,848	366,926
Other liabilities	7,183	7,285
Shareholders’ equity	129,987	131,107
Total liabilities & shareholders’ equity	$1,496,983	$1,437,783
Net interest income			$45,821	$41,339
Spread on interest-bearing funds					3.00	2.89
Net interest margin (e)					3.16	3.01

(a)	Includes non-accrual loans.
(b)	Includes interest-bearing deposits in other banks and federal funds sold.
(c)	Average balances of securities are based on historical cost.
(d)	Includes tax exempt income benefit of $0.7 million and $0.5 million, respectively for 2022 and 2021 on tax-exempt securities and loans whose income and yields are calculated on a tax-equivalent basis. The income benefit reflected the U.S. federal statutory tax rate of 21.0% for 2022 and 2021.
(e)	Net interest income divided by average interest-earning assets.

(f)	Net of issuance costs.